UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 25, 2004
                                                 -----------------


                          TEMECULA VALLEY BANCORP INC.
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             (Exact name of Registrant as specified in its charter)




    CALIFORNIA                                                 46-0476193
------------------           -------------              --------------------
(State or other              (File number)              (I.R.S. Employer
 jurisdiction                                            Identification No.)
 of incorporation)



27710 Jefferson Avenue,
Suite A100, Temecula, CA                                      92590
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(Address of principal executive office)                    (Zip Code)


Registrant's telephone number, including area code:        (909) 694-9940
                                                        -----------------


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          (Former name or former address, if changed since last report)



ITEM 10. AMENDMENTS TO THE REGISTRANTS CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

          On February 25, 2004, Temecula Valley Bancorp Inc. (the
"Company") adopted its "Business Conduct - Conflict of interest and Code of Ethics Policy ("Business Conduct Policy") for the Company and its subsidiary Temecula Valley Bank, N.A. The Business Conduct Policy modified the prior policy in the following respects as relates to any elements of the code of ethics definition enumerated in Item 406(b) of Regulation SK and as applicable to the Company's principal executive officer, principal financial officer and principal accounting officer:

     1. Requirement: Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant.


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


          Current Policy Provisions: While there was a general statement about complying with all laws in the Bank's "Compliance Policy and Procedure," the Business Conduct Policy now provides that "this policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. It also requires that all disclosures made to the SEC and in other public communications be full, fair, accurate, timely and understandable."

     2. Requirement: Compliance with applicable governmental laws, rules and regulations.

          Current Policy Provisions: While there is a general statement about complying with all laws in the Bank's "Compliance Policy and Procedure," the revision quoted in Item 1 above addresses this more specifically.

     3. Requirement: The prompt internal reporting to an appropriate person or persons identified in the code of violations of the code.

          Current Policy Provisions: There were reporting procedures relative to potential conflicts in the Company's prior Business Conduct - Conflict of Interest policy. Expansion of these reporting procedures was made to provide as follows:

          "SUBMITTING A STATEMENT OF PERSONAL INTERESTS

          This policy requires that all situations involving a conflict of interest or any business relationship subject to question be reported. The act of reporting a questioned situation does not imply that it is a conflict of interest, but affords the opportunity for review. Staff members may be dismissed for violation or failure to report on any such situations.

          PROCEDURES

               Reporting Procedure

               Before entering into any transaction that may violate any provision of this Code, a Statement of Personal Interest must be submitted. Employees and officers are encouraged to discuss questions of interpretation and questions regarding the applicability of the provisions of this manual with superior officers for advice on reporting requirements. The Statement of Personal Interest should be forwarded to the President.

          ALERTING OTHERS TO REPORTING REQUIREMENTS

          Non-officers should be familiar with the contents of this Code, but in fact, this may not always be the case. Any officer knowing of any business interest subject to question involving any employee shall request the employee to report the item by submitting a Statement of Personal Interest."

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


     4.   Requirement: Accountability for adherence to the Code.

          Current Policy Provisions: There were procedures relative to accountability in the Company's existing Business Conduct - Conflict of Interest policy but these were expanded in the Business Conduct Policy as follows:

          "Disciplinary Actions

          The matters covered in this Code are of the utmost importance to the Company, its stockholders, the Bank and their business partners, and are essential to the Company's and the Bank's ability to conduct its business in accordance with its stated values. We expect all of our employees, agents, contractors and consultants to adhere to these rules in carrying out their duties for the Company and the Bank.

          The Company and the Bank will take appropriate action against any employee, agent, contractor or consultant whose actions are found to violate these policies or any other policies of the Company or the Bank. Disciplinary actions may include immediate termination of employment or business relationship at the Company's or the Bank's sole discretion. Where the Company or the Bank has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Where laws have been violated, the Company and the Bank will cooperate fully with the appropriate authorities."

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 1, 2004                   TEMECULA VALLEY BANCORP INC.


                                       By:
                                                -----------------------
                                                Donald A. Pitcher
                                                Chief Financial Officer



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